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                           GTECH HOLDINGS CORPORATION
                                  SUBSIDIARIES

                           GTECH Holdings Corporation         GTECH Reinsurance
                                                              Company (Vermont)

                               GTECH Subsidiaries

Cam Galaxy Group Ltd. (UK)          40%         Europrint Holdings
JSJ Ltd. (UK)                       60%         Ltd.(UK)
Data Transfer Systems, Inc.
DataTrans Sp. z.o.o. (Poland) (52% effective control)

                          Dreamport International, Inc.
Dreamport, Inc.                                                 99%
                          Dreamport do Brasil Ltda. (Brazil)     1%
                                                               GTFH

                          Dreamport Turfway LLC

Dreamport Suffolk Corporation
GameScape, Inc. (RI)

GTECH Asia Corporation                     GTECH Ukraine
                                           (Ukraine) (99% GTECH Asia
                                           Corp., 1% GTECH Management PI)

     Lottery Equipment                     Saga Communications
     Company (Ukraine)                     Ukraine (Ukraine) (51%
     (99.994% GTECH Asia Corp., 0.06%      GTECH Ukraine, 49% GTECH Asia Corp)

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GTECH Australasia Corporation
GTECH Brasil Ltda (Brazil)  (99.75% GTECH Corp., 0.25% GTFH)
GTECH Canada Computer Systems Corporation (Canada)
GTECH Child Care Center (RI)
GTECH Communicaciones Colombia Ltd.  (Colombia) (99.99%)
GTECH Computer Systems Sdn Bhd (Malaysia)
GTECH Corporation (Utah)
GTECH Eesti A.S. (Estonia)
GTECH Espana Corporation
GTECH Europe S.A. (Belgium) (99.99% GTECH Corp., 0.01% GTFH)

GTECH Foreign Holdings Corporation

                                           Online Transaction
                                           Technologies SARL
                                           a Associe Unique
                                           (Morocco)

                                           GTECH Cote d'Ivoire
                                           (Ivory Coast)

                                           Beijing GTECH
                                           Computer
                                           Technology Company
                                           Ltd. (PRC)

                                           GTECH France
                                           S.A.R.L.(France)

GTECH Gaming Subsidiary 2 Corporation

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                              GTECH GLOBAL SERVICES
                              CORPORATION LIMITED
                                    (CYPRUS)

GTECH Lanka
(Private) Ltd. (Sri
Lanka) (99.9% GGSC &
0.1% GTECH Corp.)

GTECH Ireland
Operations Limited
(Ireland)

Aitken Spence
GTECH (Private)
Limited (Sri Lanka)
(50% GGSC & 50% Aitken
Spence Corp. Finance Ltd.)

GTECH Czech
Services s.r.o.
(Czech Republic)
(98% GGSC & 2% GTECH
Ireland Operations Limited)

GTECH Eastern
Europe Sp. z o.o.
(Poland)

Inca Payments
Limited (UK) (50%
GGSC & 50% Radicall
Limited)

GTECH Sweden AB
(Sweden)

GTECH Far East Pte
Ltd (Singapore)

Spielo
Manufacturing ULC
(Nova Scotia)

See Next Page for
Additional GGSC
Subsidiaries

                                GRYTEK Sp. z o.o.
                                    (Poland)

                  G.I.C. Uslugi Finansowe Sp. z o.o. (Poland)
                 (62.96% Grytek, 37.04% PolCard Holding S.A.R.L. (wholly
                  owned by Innova Capital S.p. z o.o.))

                             PolCard S.A. (Poland)
                             (99.67% G.I.C., 0.33% Union
                             of Polish Banks)

                             BillBird S.A. (Poland)

                              GTECH GLOBAL SERVICES
                               CORPORATION LIMITED
                              (CYPRUS) (CONTINUED)

                                                           GTECH Global Lottery,
                                                                 S.L.
                                                                (Spain)

                             Leeward Islands Lottery
                              Holding Company, Inc.
                               (St. Kitts & Nevis)

  Anguilla Lottery and
  Gaming Company, Ltd.
       (Anguilla)

    Antigua Lottery
      Company, Ltd.
  (Antigua & Barbuda)

   Caribbean Cricket
      Lottery, Inc.
       (Barbados)

   Caribbean Lottery
   Services, Inc. Co.
 (United States Virgin
        Islands)

    Prodigal Lottery
     Services, N.V.
 (Netherlands Antilles)

   St. Kitts and Nevis
 Lottery Company, Ltd.
   (St. Kitts & Nevis)

Turks and Caicos Lottery
      Company Ltd.
    (Turks & Caicos)

               Curacao Lottery
                Company, N.V.
           (Netherlands Antilles)
(holds no license never conducted business)

         Leeward Sports Book
      Virtual Casino, Inc. Co.
     (Antigua & Barbuda) (holds
no license never conducted business)

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GTECH GmbH (Germany)
GTECH Ireland Corporation
GTECH Italia Srl (Italy) (90% GTECH Corp., 10% GTFH)
GTECH Italy Corporation
GTECH Latin America Corporation
GTECH LIT Corporation (Lithuania)
GTECH Management P.I. Corporation
GTECH Mexico S.A. de C.V. (Mexico) (GTECH Corp. 99.656696%, GTFH 0.343297%, GTLA 0.000007%)
GTECH Northern Europe Corporation
GTECH Rhode Island Corporation (RI)
GTECH Slovakia Corporation
GTECH South Africa Corporation
GTECH Southern Africa (Pty) Ltd. (South Africa)
GTECH U.K. Limited (UK)
GTECH WaterPlace Park Company, LLC
GTECH West Greenwich Technology Associates GP, LLC
GTECH Worldserv, Inc.
GTECH Worldserv International, Inc.
GTECH Worldwide Services Corporation
Loxley GTECH Technology Co., Ltd. (Thailand) (39% GTECH Corp. & 10% GGSC) On-Line Lottery License and
      Lease B.V. (Netherlands)  GTECH Avrasya Teknik
                                Hizmetler ve Musavialik
                                A.S. (Turkey)

Oy GTECH Finland (Finland)
SB Industria E Comercio Ltd. (Brazil) (99.99% GTECH Corp., 0.01% GTFH) Siam GTECH Company Limited (Thailand)
Simulti, LLC (99% GTECH Corp., 1% GTFH)
Spielo USA Incorporated
Technology Risk Management Services, Inc.
Uwin Corporation
VideoSite, Incorporated

NOTES:

1. All references to "GTFH" shall mean GTECH Foreign Holdings Corporation. All references to "GTLA" shall mean GTECH Latin America Corporation. All references to "GGSC" shall mean GTECH Global Services Corporation Limited.

2. Unless otherwise indicated, all subsidiaries listed are incorporated in the State of Delaware.

3. Unless otherwise indicated, the percentage of ownership of a subsidiary is 100%.

4. For purposes of this list, the term "subsidiary" shall mean an entity in which GTECH Holdings Corporation or GTECH Corporation maintains fifty percent (50%) or more of ownership.

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